Exhibit 10.1
NEUROCRINE BIOSCIENCES, INC.
2003 INCENTIVE STOCK PLAN
as amended May 25, 2005, November 7, 2005, January 12, 2006,
March 2, 2006, May 31, 2007, August 1, 2007, May 28, 2008 and May 29, 2009
     1. Purpose of the Plan. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the employees of Neurocrine Biosciences, Inc. (the “Company”) and to promote the success of the Company’s business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Restricted Stock awards, Restricted Stock Unit awards and Stock Bonus awards.
2. Definitions.
          (a) “Award” shall mean any right granted under the Plan, including an Option, a Restricted Stock award, Restricted Stock Unit award, and a Stock Bonus award.
          (b) “Award Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing an Award.
          (c) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.
          (d) “Change in Control” has the meaning set forth in Section 15(c) of the Plan.
          (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (f) “Committee” shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.
          (g) “Common Stock” shall mean the common stock of the Company, par value $.001 per share.
          (h) “Company” shall mean Neurocrine Biosciences, Inc.
          (i) “Consultant” shall mean any natural person who is engaged by the Company or any Parent or Subsidiary to render bona fide consulting services and is compensated for such consulting services, and any Director whether compensated for such services or not.
          (j) “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided, that

1.

such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
          (k) “Director” means a member of the Board of Directors of the Company.
          (l) “Disability” means total and permanent disability (as defined in Section 22(e)(3) of the Code).
          (m) “Employee” shall mean any persons, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.
          (n) “Holder” shall mean a person who has been granted or awarded an Award pursuant to the Plan.
          (o) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (p) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.
          (q) “Option” shall mean a stock option granted pursuant to the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
          (r) “Option Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing an Option.
          (s) “Optioned Stock” shall mean the Common Stock subject to an Option.
          (t) “Optionee” shall mean an Employee or Consultant who receives an Option.
          (u) “Outside Director” means a Director who is not an Employee.
          (v) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (w) “Performance Award” shall mean an Award that vests based upon the acheivement of performance goals related to one or more Performance Criteria.
          (x) “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in

2.

accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Board.
          (y) “Plan” shall mean this 2003 Incentive Stock Plan, as amended.
          (z) “Restricted Stock” shall mean a right to purchase Common Stock pursuant to Section 11 of the Plan.
          (aa) “Restricted Stock Unit” shall mean a right to receive a specified number of shares of Common Stock during specified time periods pursuant to Section 12 of the Plan.
          (bb) “Retirement” has the meaning set forth in Section 9(d) of the Plan.
          (cc) “Section 162(m) Participant” shall mean any key Employee designated by the Board as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.
          (dd) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
          (ee) “Stock Bonus” shall mean the right to receive a bonus of Common Stock for past services pursuant to Section 13 of the Plan.
          (ff) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
     (a) Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of shares available for issuance under the Plan is five million eight hundred thousand (5,800,000) shares of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock. If an Award should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.
     (b) The following limitations shall apply to grants of Awards to Employees:
     (i) No Employee shall be granted, in any fiscal year of the Company, Awards pursuant to which more than an aggregate of two hundred and fifty thousand (250,000) Shares are issuable to such Employee.
     (ii) In connection with his or her initial employment, an Employee may be granted Awards to purchase and/or receive up to an additional two hundred and fifty thousand (250,000) Shares which shall not count against the limit set forth in subsection (i) above.

3.

     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.
     (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the canceled Option shall be counted against the limit set forth in subsection (i) above.
     (c)  Shares Available. Subject to adjustment as provided in Section 15, the aggregate number of shares of Common Stock with respect to which awards of Restricted Stock, Restricted Stock Units, Stock Bonuses or a combination thereof shall be made under this Plan shall not exceed fifty percent (50%) of the aggregate number of shares of Common Stock available under this Plan, as set forth in Section 3(a).
     (d)  Limited Exception to Minimum Vesting Restrictions. Up to five percent (5%) of the total number of shares of Common Stock available for issuance under the Plan pursuant to Section 3(a) may in the aggregate be issued as awards of Restricted Stock, Restricted Stock Units, Stock Bonuses or a combination thereof that are not subject to the minimum vesting requirements set forth in Sections 11(d), 12(b) and 13(d) of the Plan.
4. Administration of the Plan.
     (a) Procedure.
     (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.
     (ii) Section 162(m). To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
     (iii) Discretionary Awards to Directors. Except for Options granted automatically at the time and manner set forth in Section 10, any Award granted to a Director shall be administered by a committee consisting solely of Outside Directors and such Outside Directors may administer and grant discretionary Awards to themselves.
     (iv) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
     (v) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy applicable laws.

4.

     (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock awards, Restricted Stock Unit awards, or Stock Bonus awards; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of each Award to be granted, if any, which exercise price shall be determined in accordance with Section 7 of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Awards shall be granted and, subject to the limitations of Section 3 above, the number of shares to be represented by each Award; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend any provisions (including provisions relating to exercise price) of any Award; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 6 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a fair market value equal to the statutory minimum amount required to be withheld (the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined; and, all elections by an Award holder to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable); and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan. Except to the extent prohibited by Sections 11(d), 12(b) and 13(d) of the Plan, the Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
     (c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Holders of any Awards granted under the Plan.
     (d) Provisions Applicable to Section 162(m) Participants.
     (i) The Board, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.
     (ii) Notwithstanding anything in the Plan to the contrary, the Board may grant any Award to a Section 162(m) Participant, including a Restricted Stock award, Restricted Stock Unit award, or Stock Bonus award the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria.
     (iii) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Restricted Stock award, Restricted Stock Unit award, or Stock Bonus award granted under the Plan to one or more Section 162(m) Participants, no later than

5.

ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Board shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Restricted Stock awards, Restricted Stock Unit awards, and Stock Bonus awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Restricted Stock awards, Restricted Stock Unit awards, and Stock Bonus awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Board shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Board shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Board may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.
     (iv) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
5. Eligibility.
     (a) Awards may be granted to Employees and Consultants; provided, that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Award may, if such Employee or Consultant is otherwise eligible, be granted additional Awards. Each Outside Director shall be eligible to be automatically granted Options at the times and in the manner set forth in Section 10.
     (b) Each Option shall be designated in the written Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options.

6.

     (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
     (d) The Plan shall not confer upon any Holder any right with respect to continuation of employment by or the rendition of consulting services to the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or services at any time, with or without cause.
6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect until terminated under Section 17 of the Plan. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the first to occur of (a) the expiration of ten (10) years from the date the Plan is adopted by the Board or (b) the expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 21.
7. Exercise Price and Consideration.
     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the fair market value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the fair market value per Share on the date of grant pursuant to a merger or other corporate transaction.
     (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price per share (or the closing bid, if no sales were reported) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ Stock Market) or, in the event the Common Stock is listed on another stock exchange, the fair market value per Share shall be the closing price per share (or the closing bid, if no sales were reported) on such exchange on the date of grant, as reported in the Wall Street Journal (or if not so reported, as otherwise reported by such exchange).
     (c) The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Board (and in the case of an Incentive Stock Option, shall be determined at the time of grant) and to the extent permitted under applicable laws may consist entirely of cash, check, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said

7.

Award shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.
8. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than seven (7) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
9. Exercise of Option.
     (a) Procedure for Exercise; Rights as a Stockholder.
     (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.
     (ii) An Option may not be exercised for a fraction of a Share.
     (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Upon an Optionee’s request, the Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. To the extent an Option designated as an Incentive Stock Option at grant that is treated as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.
     (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the

8.

Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
     (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within such period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option not exceeding three (3) months and in the case of Nonstatutory Stock Option not exceeding six (6) months after the date of termination (provided, that such period shall be three (3) months in the case of an Option granted to an Outside Director pursuant to Section 10), with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option, exercise the Option to the extent that such Employee or Consultant was entitled to exercise it at the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of such termination, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.
     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of such Employee’s or Consultant’s Disability, such Employee or Consultant may, but only within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent the right to exercise would have accrued had the Optionee continued Continuous Status as an Employee or Consultant for a period of six (6) months following termination of Continuous Status as an Employee or Consultant by reason of Disability. To the extent that such Employee or Consultant was not entitled to exercise an Option in this period, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.
     (d) Retirement of Employee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Employee’s Continuous Status as an Employee as a result of such Employee’s retirement from the Company at age fifty-five (55) or greater after having Continuous Status as an Employee for (5) years or more (“Retirement”), all Awards held by such Employee shall vest and such Employee may, but only within three (3) years from the date of such termination (but in no event later than the date of expiration of the term of such Award), exercise the Award to the extent such Employee was entitled to exercise it at the date of such termination.
     (e) Death of Optionee. In the event of the death of an Optionee:
     (i) during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in

9.

Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or at such later time as may be determined by the Board but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months (or such other period of time as is determined by the Board) after the date of death; or
     (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or such other period of time as is determined by the Board at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise that had accrued at the date of termination.
10. Automatic Granting of Options to Outside Directors.
     (a) First Option Grants. Unless otherwise determined by the Board, each new Outside Director shall be automatically granted an Option to purchase thirty thousand (30,000) Shares (a “First Option”) on the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.
     (b) Subsequent Option Grants. Unless otherwise determined by the Board, each Outside Director and the Chairman of the Board of Directors of the Company shall be automatically granted an annual Option (a “Subsequent Option”) to purchase, in the case of an Outside Director, fifteen thousand (15,000) Shares, and in the case of the Chairman of the Board of Directors of the Company, twenty thousand (20,000) Shares, each on the date of each annual meeting of the stockholders of the Company, if on such date, he or she shall have served on the Board for at least six (6) months.
     (c) Terms of Options Granted to Outside Directors. Options granted to Outside Directors pursuant to this Section 10 shall have a per Share exercise price of no less than one hundred percent (100%) of the fair market value per Share on the date of grant. Subject to Section 9, the term of each Option granted to an Outside Director pursuant to this Section 10 shall be seven (7) years from the date of grant thereof. First Options and Subsequent Options shall become exercisable in cumulative monthly installments of 1/12 of the Shares subject to such Option on each of the monthly anniversaries of the date of grant of the Option, commencing

10.

with the first such monthly anniversary, such that each such Option shall be one hundred percent (100%) vested on the first anniversary of its date of grant.
11. Restricted Stock Awards.
     (a) Rights to Purchase. After the Board determines that it will offer an Employee or Consultant a Restricted Stock award, it shall deliver to the offeree a stock purchase agreement setting forth the terms, conditions and restrictions relating to the offer. Such agreement shall further specify the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed six (6) months from the date upon which the Board made the determination to grant the Restricted Stock award. The offer shall be accepted by execution of a stock purchase agreement in the form determined by the Board.
     (b) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Restricted Stock award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Restricted Stock award is granted to the Holder in lieu of cash compensation otherwise payable to the Holder. In all cases, legal consideration shall be required for each issuance of a Restricted Stock award.
     (c) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Holder make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Holder purchasing such Shares.
     (d) Vesting. Subject to the following minimum vesting requirements and the requirements of Section 4(d) of the Plan with respect to Restricted Stock awards granted to Section 162(m) Participants, at the time of the grant of a Restricted Stock award, the Board may impose such restrictions or conditions to the vesting of such Restricted Stock award as it, in its sole discretion, deems appropriate. No Restricted Stock award that is not a Performance Award shall vest at a rate more favorable to the Holder than in pro-rata installments over a three (3) year period measured from the date of grant. The vesting of all Restricted Stock Performance Awards shall be subject to the completion of at least one (1) year of Continuous Status as an Employee or Consultant measured from the date of the grant of the Award. Notwithanding the foregoing minimum vesting requirements, vesting of Restricted Stock awards may occur earlier in the event of (A) death, (B) Disability, (C) Retirement, or (D) a Change in Control. Additionally, Restricted Stock awards granted pursuant to the exception set forth in Section 3(d) of the Plan are not subject to the foregoing minimum vesting requirements.
     (e) Unvested Share Repurchase Option. The stock purchase agreement shall grant the Company an unvested share repurchase option exercisable upon the voluntary or involuntary termination of the Holder’s employment with the Company for any reason (including death or Disability). Subject to applicable laws, if the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Holder to the Company.

11.

     (f) Other Provisions. The stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.
12. Restricted Stock Unit Awards.
     (a) Grant of Restricted Stock Units. Any Employee or Consultant selected by the Board may be granted an Award of Restricted Stock Units in the manner determined from time to time by the Board.
     (b) Vesting of Restricted Stock Units. Subject to the following minimum vesting requirements and the requirements of Section 4(d) with respect to Restricted Stock Unit awards granted to Section 162(m) Participants, at the time of the grant of a Restricted Stock Unit award, the Board may impose such restrictions or conditions to the vesting of such Restricted Stock Unit award as it, in its sole discretion, deems appropriate. No Restricted Stock Unit award that is not a Performance Award shall vest at a rate more favorable to the Holder than in pro-rata installments over a three (3) year period measured from the date of grant. The vesting of all Restricted Stock Unit Performance Awards shall be subject to the completion of at least one (1) year of Continuous Status as an Employee or Consultant measured from the date of the grant of the Award. Notwithanding the foregoing minimum vesting requirements, vesting of Restricted Stock Unit awards may occur earlier in the event of (A) death, (B) Disability, (C) Retirement, or (D) a Change in Control. Additionally, Restricted Stock Unit awards granted pursuant to the exception set forth in Section 3(d) of the Plan are not subject to the foregoing minimum vesting requirements. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested, pursuant to a vesting schedule or Performance Criteria set by the Board.
     (c) No Rights as a Stockholder. Unless otherwise provided by the Board, a Holder awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.
     (d) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Restricted Stock Unit award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Restricted Stock Unit award is granted to the Holder in lieu of cash compensation otherwise payable to the Holder. In all cases, legal consideration shall be required for each issuance of a Restricted Stock Unit award.
     (e) Other Provisions. The restricted stock unit award agreements shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.
13. Stock Bonus Awards.
     (a) Terms of Award. After the Board determines that it will offer an Employee or Consultant a Stock Bonus award, it shall deliver to the offeree a stock bonus agreement setting forth the terms, conditions and restrictions relating to the offer and the number of shares to be

12.

awarded. The offer shall be accepted by execution of a stock bonus agreement in the form determined by the Board.
     (b) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Stock Bonus award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Stock Bonus award is granted to the Holder in lieu of cash compensation otherwise payable to the Holder.
     (c) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Holder make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Holder purchasing such Shares.
     (d) Vesting. Subject to the following minimum vesting requirements and the requirements of Section 4(d) with respect to Stock Bonus awards granted to Section 162(m) Participants, at the time of the grant of a Stock Bonus award, the Board may impose such restrictions or conditions to the vesting of such Stock Bonus award as it, in its sole discretion, deems appropriate. No Stock Bonus award that is not a Performance Award shall vest at a rate more favorable to the Holder than in pro-rata installments over a three (3) year period measured from the date of grant. The vesting of all Stock Bonus Performance Awards shall be subject to the completion of at least one (1) year of Continuous Status as an Employee or Consultant measured from the date of the grant of the Award. Notwithanding the foregoing minimum vesting requirements, vesting of Stock Bonus awards may occur earlier in the event of (A) death, (B) Disability, (C) Retirement, or (D) a Change in Control. Additionally, Stock Bonus awards granted pursuant to the exception set forth in Section 3(d) of the Plan are not subject to the foregoing minimum vesting requirements.
     (e) Unvested Share Repurchase/Reacquisition Option. The Stock Bonus award agreement shall grant the Company an unvested share repurchase/reacquisition option exercisable upon the voluntary or involuntary termination of the Holder’s employment with the Company for any reason (including death or Disability). Subject to applicable laws, if the Board so determines, the purchase price (if any) for shares repurchased may be paid by cancellation of any indebtedness of the Holder to the Company. If no purchase price was paid for the shares, the unvested shares may be reacquired by the Company for no consideration.
     (e) Other Provisions. The stock bonus agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.
14. Non-Transferability of Awards. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. If the Board makes an Award transferable, such Award shall contain such additional terms and conditions as the Board deems appropriate.

13.

15. Adjustments upon Changes in Capitalization or Merger.
     (a) Changes in Capitalization. Subject to any action by the Company required by applicable law or regulations or the requirements of the NASDAQ Stock Market or another established stock exchange on which the Company’s securities are traded, and subject to Section 15(d), the number and kind of shares of Common Stock (or other securities or property) covered by each outstanding Award, and the number and kind of shares of Common Stock (or other securities or property) which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock (or other securities or property) covered by each such outstanding Award, shall be adjusted proportionately to the extent the Board determines that any increase, decrease or adjustment in the number or kind of issued shares of Common Stock (or other securities or property), dividend, distribution, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, reorganization, merger, consolidation, split-up, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, exchange of Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board’s sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award shall terminate immediately prior to the consummation of such proposed action.
     (c) Merger or Asset Sale. Unless otherwise provided in the Award Agreement, in the event of a merger, sale of all or substantially all of the assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than fifty percent (50%) of the voting securities of the Company (“Change in Control”) approved by the majority of the members of the Board on the Board prior to the commencement of such Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided, however, in the event that within one year of the date of the completion of the Change in Control, the successor corporation or a Parent or Subsidiary of the successor corporation terminates the employment of a Holder that is an Employee without Cause (as defined below), such Holder shall fully vest in and, if applicable, have the right to exercise the award assumed or substituted for the Award as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be exercisable. In the event that the successor corporation refuses to assume or substitute the Award, the Holder shall fully vest in and, if applicable, have the right to exercise the Award as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be exercisable. If an Award becomes fully vested and exercisable in lieu of

14.

assumption or substitution in the event of a Change in Control, the Board shall notify the Holder in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period, if applicable.
     For the purposes of this paragraph, the Award shall be considered assumed if, following the Change in Control, the Award confers the same acquisition rights for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received pursuant to the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
     For purposes of this paragraph, termination shall be for “Cause” in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Employee which was performed in bad faith and to the material detriment of the successor corporation or its Parent or Subsidiary; (b) Employee willfully and habitually neglects the duties of employment; or (c) Employee is convicted of a felony crime involving moral turpitude; provided, that in the event that any of the foregoing events is capable of being cured, the successor corporation or its Parent or Subsidiary shall provide written notice to the Employee describing the nature of such event and the Employee shall thereafter have five (5) business days to cure such event.
     In the event of a Change in Control which is not approved by the majority of the members of the Board on the Board prior to the commencement of a Change in Control, each Holder shall fully vest in and, if applicable, have the right to exercise all outstanding Awards as to all of the Shares subject to such Award, including Shares as to which it would not otherwise be exercisable.
     (d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto.
16. Date of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Board makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

15.

17. Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Holder under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable laws or regulation, the requirements of the NASDAQ Stock Market or another established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Holder, as applicable, and the Board, which agreement must be in writing and signed by the Holder, as applicable, and the Company.
18. Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the NASDAQ Stock Market or any other stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
20. Award Agreements. Options shall be evidenced by written Option Agreements in such form as the Board shall approve. Restricted Stock awards, Restricted Stock Unit awards, or Stock Bonus awards shall be evidenced by written restricted stock award agreements, a restricted stock unit award agreements, or stock bonus agreements, respectively, in such form as the Board shall approve.
21. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under

16.

applicable laws and the rules of the NASDAQ Stock Market or any other stock exchange upon which the Common Stock is listed.
22. Section 409A of the Code. In the event any provision of the Plan, or the application thereof, is or becomes inconsistent with Section 409A of the Code and any regulations promulgated thereunder, such provision shall be void or unenforceable or in the sole discretion of the Board shall be deemed amended to comply with Section 409A and any regulations promulgated thereunder. The other provisions of the Plan shall remain in full force and effect.

17.

STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the 2003 Stock Option Plan as amended, (the “Plan”) shall have the same defined meanings in this Option Agreement.
I. NOTICE OF STOCK OPTION GRANT
NAME
ADDRESS
CITY, STATE ZIP
As part of [your Employment Agreement or the Company’s Performance Options Policy] you have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option
Agreement, as follows:
Date of Grant:
Vesting Commencement Date
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:
NQ    Nonstatutory Stock Option
Term/Expiration Date:
Vesting Schedule:
This Option may be exercised, in whole or in part, in accordance with the following schedule:
[25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be an Employee or Consultant on such dates.
or
One third (1/3) of the Shares subject to the Option shall vest annually beginning one year after the Vesting Commencement Date, subject to the Optionee continuing to be an Employee or Consultant on such dates.]
Termination Period:
This Option may be exercised for ninety (90) days (or such other period of time not exceeding six (6) months, as is determined by the Board) after Optionee’s Continuous Status as an Employee or Consultant terminates. Upon the death or Disability of the Optionee, this Option may be exercised for six (6) months after Optionee’s Continuous Status as an Employee or Consultant. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

     II. AGREEMENT
     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 13(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.
          If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).
          2. Exercise of Option.
               (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.
               (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the President, the Chief Financial Officer or Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
               No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
          3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
               (a) cash; or
               (b) check; or
               (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or
                (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
          4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the

Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
          5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
          6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
               (a) Exercising the Option.
                    (i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
                    (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but continues to provide services to the Company, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.
               (b) Disposition of Shares.
                    (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes (holding the Shares for more than eighteen (18) months may lower the long-term capital gains rate).
                    (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.
               (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.
          7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.
          8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).
OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.
          By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	NEUROCRINE BIOSCIENCES, INC.

Signature	Signature

Date	Date

Name:
NAME
ADDRESS
CITY, STATE ZIP
CONSENT OF SPOUSE
          The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Spouse of Optionee

EXHIBIT A
NEUROCRINE BIOSCIENCES, INC.
2003 Stock Option Plan as amended
EXERCISE NOTICE
Neurocrine Biosciences, Inc.
12780 El Camino Real
San Diego, CA 92130
Attention: Secretary
          1. Exercise of Option. Effective as of today,                     , 20___, the undersigned (“Purchaser”) hereby elects to purchase                     shares (the “Shares”) of the Common Stock of Neurocrine Biosciences, Inc. (the “Company”) under and pursuant to the 2003 Stock Option Plan as amended (the “Plan”) and the Stock Option Agreement dated                      , 20___(the “Option Agreement”). The purchase price for the Shares shall be $                     , as required by the Option Agreement.
          2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.
          3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
          4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Plan.
          5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:
PURCHASER:
NEUROCRINE BIOSCIENCES, INC.

Signature

Print Name	Its
Neurocrine Biosciences, Inc.
12780 El Camino Real
San Diego, CA 92130
Date Received

NEUROCRINE BIOSCIENCES, INC.
2003 INCENTIVE STOCK PLAN
Restricted Stock Unit Agreement
Grant Notice
     Neurocrine Biosciences, Inc. (the “Company”) hereby grants you, [                    ] (the “Employee”), an award of Restricted Stock Units (“RSUs”) under the Company’s 2003 Incentive Stock Plan, as amended (the “Plan”), the terms of which are hereby incorporated by reference. The date of this Restricted Stock Unit Agreement, which includes Appendix A attached hereto and incorporated herein (the “Agreement”), is September 26, 2006 (the “Effective Date”). Subject to the remaining terms of this Agreement and of the Plan, the principal features of this award are as follows:
Number of RSUs:
Vesting of RSUs: The RSUs will vest according to the following schedule:
So long as you remain in Continuous Status as an Employee or Consultant through each such date, 1/3rd of the RSUs shall vest on each of the thirteen (13), twenty-four (24) and thirty-six (36) month anniversaries of the Effective Date, so that the RSUs will become fully vested on the thirty-six (36) month anniversary of the Effective Date (the “Vesting Schedule”). The RSUs are also subject to the vesting conditions set forth in paragraph 4 of the attached Appendix A.
Unless otherwise defined herein or in Appendix A, capitalized terms herein or in Appendix A shall have the defined meanings ascribed to them in the Plan.
Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in this Agreement (including Appendix A) and the Plan. For example, important additional information on vesting and forfeiture of the RSUs is contained in Paragraphs 4 through 6 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

NEUROCRINE BIOSCIENCES, INC.	EMPLOYEE

Tim Coughlin	[NAME]
Address:

VP and CFO

Date: 9/26/06	Date:

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     1. Grant. The Company hereby grants to the Employee under the Plan an award of that number of RSUs set forth on the first page of this Agreement, subject to all of the terms and conditions in this Agreement and the Plan.
     2. Plan Governs. The RSUs are issued pursuant to, and the terms of this Agreement are subject to, all terms and provisions of the Plan, including without limitation Section 15 of the Plan. Except as provided in paragraph 4(b) below, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
     3. Company’s Obligation to Pay. Each RSU has a value equal to the fair market value of a share of Common Stock on the date the shares subject thereto are distributed. Unless and until the RSUs will have vested in the manner set forth in paragraphs 4 and 5, the Employee will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or fiduciary relationship between Employee and the Company or any other person.
     4. Vesting.
     (a) Subject to paragraph 5, the RSUs awarded by this Agreement will vest in the Employee according to the Vesting Schedule set forth on the first page of this Agreement, subject to the Employee’s remaining in Continuous Status as an Employee or Consultant through such vesting periods or dates.
     (b) Notwithstanding anything to the contrary set forth in the Plan, the vesting of the RSUs awarded by this Agreement shall not accelerate in accordance with Section 9(d) of the Plan in connection with a termination of Employee’s Continuous Status as an Employee as a result of Employee’s retirement from the Company.
     (c) In the event of a Change in Control of the Company approved by the majority of the members of the Board on the Board prior to the commencement of such Change in Control, the RSUs shall be assumed or an equivalent award or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided, however, in the event that within one year of the date of the completion of the Change in Control, the successor corporation or a Parent or Subsidiary of the successor corporation terminates the Employee without Cause, the RSUs shall become immediately fully vested. In the event that the successor corporation refuses to assume or substitute the RSUs, the RSUs shall become immediately fully vested and the shares subject to the RSUs shall be issued to Employee immediately prior to the Change in Control, provided that such transaction also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case for purposes of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and the regulations and other guidance thereunder (“Section 409A Change of Control”).
     (d) In the event of a Change in Control which is not approved by the majority of the members of the Board on the Board prior to the commencement of a Change in Control, the RSUs shall immediately fully vest. In the event that the successor corporation refuses to assume or substitute the RSUs, the shares subject to the RSUs shall be issued to Employee immediately prior to the Change in Control , provided that such transaction also qualifies as a Section 409A Change of Control.
     (e) The RSUs shall be considered assumed if, following the Change in Control, the RSUs confer the right to receive, for each Share of Common Stock subject to the RSUs immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be issued pursuant to the RSUs, for each Share of Common Stock subject to the RSUs, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
     5. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement, if the Employee terminates Continuous Status as an Employee or Consultant for any or no reason, the then-unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company and the Employee shall have no further rights thereunder. To the extent not already paid, RSUs that vest in accordance with the Vesting Schedule shall be paid following the Employee’s termination of Continuous Status as an Employee or Consultant in accordance with paragraph 6 or 8 below, as applicable.

     6. Issuance after Vesting. If Employee does not elect to defer his or her distribution of the shares subject to the RSUs in accordance with paragraph 8 below, shares of Common Stock subject to any RSUs that vest in accordance with the Vesting Schedule will be issued to the Employee (or in the event of the Employee’s death, to his or her estate) in whole shares of Common Stock on each of the thirteen (13), twenty-four (24) and thirty-six (36) month anniversaries of the Effective Date (each a “Vesting Distribution Date”), in each case not later than ten (10) days following each Vesting Distribution Date, with respect to shares of Common Stock subject to those RSUs that have vested on each such date.
     7. Tax Withholding. On or before the time Employee receives a distribution of shares of Common Stock pursuant to the RSUs, or at any time thereafter as requested by the Company, the Employee must make adequate provision, as determined by the Company, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with the vesting and/or issuance of the shares subject to the RSUs. Unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied, the Company shall have no obligation to issue the shares of Common Stock subject to the RSU. If the Employee does not satisfy the tax withholding obligations of the Company and/or any Subsidiary within thirty (30) days following receipt of notice from the Company, then the RSU will automatically terminate and the Employee will not be issued any shares pursuant to the RSU.
     8. Deferral Election.
     (a) Election Whether to Defer Distribution of RSU Shares. Each Employee must elect whether to defer his or her distribution of the RSU shares to a date following the Vesting Distribution Date in accordance with paragraph 8(b) or 8(c) below, as applicable. Employees who are not eligible to participate in the Amended and Restated Neurocrine Biosciences, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), as amended, must make an election pursuant to paragraph 8(b) below. Employees who are eligible to participate in the Deferred Compensation Plan (“Selected Employees”) must make an election pursuant to paragraph 8(c) below. If an Employee does not make a valid, timely election pursuant to paragraph 8(b) or 8(c) below, as applicable, the Employee will be deemed to have affirmatively elected not to defer his or her distribution of the RSU shares, and the shares will be delivered to Employee in accordance with paragraph 6.
     (b) Standard Deferral Election. Employees who are not Selected Employees must make an election whether to defer receipt of the RSU shares pursuant to the terms and conditions of the Standard Deferral Election Agreement attached hereto as Exhibit A. Subject to a valid deferral election made within thirty (30) days following the Effective Date, the Employee may elect to defer the timing of the receipt of shares under this Agreement and have such shares issued at a later date pursuant to the terms and conditions of the Standard Deferral Election Agreement. Such deferral elections must also comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the related Treasury Regulations or other guidance issued thereunder.
     (c) Deferral Election Under Deferred Compensation Plan by Selected Employees. Selected Employees must make an election whether to defer receipt of the RSU shares pursuant to the terms and conditions of the Deferred Compensation Plan Deferral Election Agreement attached hereto as Exhibit B. Subject to a valid deferral election made within thirty (30) days following the Effective Date, Selected Employees may elect to defer the timing of the receipt of the shares under this Agreement and have such shares issued at a later date pursuant to the terms and conditions of the Deferred Compensation Plan and the Deferred Compensation Plan Deferral Election Agreement. Such deferral elections must also comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the related Treasury Regulations or other guidance issued thereunder. To make a valid deferral election pursuant to this paragraph 8(c), Employee must also complete a Deferred Compensation Plan Beneficiary Designation form, in substantially the form attached hereto as Exhibit C.
     (d) Deferred Distribution Date. The date upon which the shares of Common Stock are scheduled to be delivered pursuant to any deferral election made under this paragraph 8 is the “Deferred Distribution Date.” Shares of Common Stock subject to any RSUs that are subject to any deferral election made under this paragraph 8 will be issued to the Employee (or in the event of the Employee’s death, to his or her estate) in whole shares of Common Stock in each case not later than ten (10) days following the Deferred Distribution Date
     9. Delay in Issuance of Shares. Notwithstanding anything to the contrary set forth herein, if the Company determines that the Employee’s sale of shares of Common Stock on the date the shares subject to the RSUs are scheduled to be delivered, whether on the Vesting Distribution Date or a Deferred Distribution Date selected pursuant to paragraph 8 above (in either case, the “Original Distribution Date”) would violate its policy regarding insider trading of the Company’s stock, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable on or after the earliest date on which the Employee could sell such shares pursuant to such policy; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (1) December 31st of the same calendar year of the Original Distribution Date, or (2) the 15th day of the third calendar month following the Original Distribution Date.

     10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee.
     11. No Effect on Employment. This Agreement is not an employment contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the Employee’s part to continue in the employ of the Company, or of the Company to continue the Employee’s employment with the Company. The Employee’s employment with the Company is on an at will basis only. The Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause.
     12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at its principal place of business (attention: General Counsel), or at such other address as the Company may hereafter designate in writing. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Employee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified on the first page of this Agreement or at such other address as the Employee may hereafter designate by written notice to the Company.
     13. Transferability. Unless determined otherwise by the Board, this grant and the rights and privileges conferred hereby, including without limitation the shares of Common Stock issuable following the vesting of the RSUs, will not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until, with respect to whole shares of Common Stock issuable following the vesting of the RSUs, such shares are issued pursuant to paragraph 6 or 8 above. Upon any attempt to sell, pledge, assign, hypothecate, transfer, or dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     14. Binding Agreement. Subject to the limitations on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Common Stock to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
     16. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     18. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     19. Amendment. The Committee may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Committee in its discretion to comply with the requirements of Section 409A of the Code and the Treasury Regulations or other guidance issued thereunder. Employee expressly understands and agrees that no additional consent of Employee shall be required in connection with such amendment, termination or revocation.

EXHIBIT A
Standard Deferral Election Agreement
Please complete this Standard Deferral Election Agreement (“Election Agreement”) and return a signed copy to Steve Zug no later than the thirtieth (30th) day following the Effective Date as indicated on your Restricted Stock Unit Agreement.
I.	Deferral Election (check one)

Election to Defer:
___	Employee hereby irrevocably elects to defer receipt of the shares of Common Stock associated with the RSUs provided for in the Grant Notice and Appendix A thereto, to which this Exhibit A is attached, until the fifth anniversary of the Effective Date.
Decline:
___	Employee hereby irrevocably elects not to defer receipt of the shares of Common Stock associated with the RSUs provided for in the Grant Notice and Appendix A thereto, to which this Exhibit A is attached (shares will be issued to Employee as the RSU award vests in accordance with the Restricted Stock Unit Agreement).
II.	Terms and Conditions of Deferral Election
If Employee elects to defer receipt of the shares subject to the RSU pursuant to this Election Agreement, by signing this Election Agreement, Employee hereby acknowledges his or her understanding and acceptance of each of the following:
1.	Acceleration of Issuance of Shares Upon Termination of Continuous Status as an Employee or Consultant. In the event of Employee’s termination of Continuous Status as an Employee or Consultant prior to the fifth anniversary of the Effective Date that qualifies as a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and the regulations and other guidance promulgated thereunder, then any vested shares of Common Stock subject to the RSUs shall instead be delivered to Employee on the date of his or her termination of Continuous Status as an Employee or Consultant.

2.	Acceleration of Issuance of Shares Upon Change in Control. Notwithstanding Employee’s deferral election pursuant to this Election Agreement, in the event that a successor corporation refuses to assume or substitute the RSUs in connection with a Change in Control, the shares subject to the RSUs shall instead be issued to Employee immediately prior to the Change in Control to the extent provided in paragraph 4 of the Appendix.

3.	Delay in Distribution for Specified Employees. Notwithstanding anything to the contrary set forth herein, if at the time the shares of Common Stock would otherwise be issued to Employee as a result of termination of Continuous Status as an Employee or Consultant, Employee is subject to the distribution limitations contained in Section 409A of the Code applicable to “specified employees,” share issuances resulting from a termination of Continuous Status as an Employee or Consultant shall not be made before the date which is six (6) months following the date of termination of Continuous Status as an Employee or Consultant, or, if earlier, the date of Employee’s death that occurs within such six (6) month period.

4.	Delay in Distribution for Insiders. Notwithstanding the foregoing election, as described in paragraph 9 of the Appendix to the RSU Agreement, the distribution of shares may be delayed if the Company determines that Employee’s sale of the shares on such date would violate the Company’s policy regarding insider trading of the Company’s stock, as determined by the Company in accordance with such policy.

5.	Effective Election. In order for the foregoing deferral election to become effective, this Election Agreement must be submitted by Employee to Steve Zug on or before thirty (30) days following the Effective Date of the RSUs.

6.	Withholding. The Company shall require that Employee make adequate provision for any federal, state, or local tax required by law to be withheld prior to the issuance of the shares of Common Stock.

7.	Nonassignable. Employee’s rights and interests under this Election Agreement may not be assigned, pledged, or transferred.

8.	Termination of this Election Agreement. The Company reserves the right to terminate this Election Agreement at any time. In such case, any vested shares of Common Stock granted to Employee pursuant to the Restricted Stock Unit Agreement may be issued to Employee immediately, to the extent permitted by Section 409A of the Code and the regulations and other guidance promulgated thereunder.

9.	Bookkeeping Account. The Company will establish a bookkeeping account to reflect the number of shares of Common Stock that Employee may acquire pursuant to the RSUs and the fair market value of such shares of Common Stock that are subject to this Election Agreement.

10.	Governing Law. This Election Agreement shall be construed and administered according to the internal laws of the State of California, without regard to its conflicts of laws principles.

III.	Authorization and Signature
By completing and executing this Election Agreement, Employee authorizes the Company to defer or not defer, as applicable, the issuance of the shares subject to the RSU award. Employee acknowledges that the Company has not made any representations concerning future performance of the Company’s Common Stock. Further, Employee has not relied upon advice from the Company in making Employee’s election. By executing this Election Agreement, the Employee hereby acknowledges his or her understanding of and agreement with all the terms and provisions set forth herein.

Employee	Neurocrine Biosciences, Inc.

By:

Name:

Title:

Date:	Date:

EXHIBIT B
Deferred Compensation Plan Deferral Election Agreement (RSU Awards)
Please complete this Deferred Compensation Plan Deferral Election Agreement (“Election Agreement”) and return a signed copy to Steve Zug no later than the thirtieth (30th) day following the Effective Date as indicated on your Restricted Stock Unit Agreement (“RSU Agreement”).
Defined terms not explicitly defined in this Election Agreement but defined in the Company’s 2003 Incentive Stock Plan (“Plan”), the Company’s Amended and Restated Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”), or your RSU Agreement shall have the same definitions as in such documents.
I.	Deferral Election (check one)

Election to Defer:
___	Employee hereby irrevocably elects to defer receipt of the shares of Common Stock associated with the RSUs provided for in the Grant Notice and Appendix A thereto, to which this Exhibit B is attached, in accordance with the terms of the Deferred Compensation Plan.
Decline:
___	Employee hereby irrevocably elects not to defer receipt of the shares of Common Stock associated with the RSUs provided for in the Grant Notice and Appendix A thereto, to which this Exhibit B is attached (shares will be issued to Employee as the RSU award vests in accordance with the RSU Agreement).
If Employee elects above to defer receipt of the shares subject to the RSUs, Employee must complete Deferral Alternative #1 (Termination of Service). Selecting Deferral Alternative #2 is optional. If Employee selects Deferral Alternative #2, Employee must also complete the applicable portion that follows such selection.
All Employees Who Elect To Defer Receipt Of Their RSUs Must Complete This Section
Deferral Alternative #1 (Termination of Service):
☐	Employee elects to receive the vested shares of Common Stock associated with the RSUs upon his or her termination of service.
PLEASE NOTE: The above election will apply in the event of Employee’s termination of service for any reason, including due to Employee’s Death, Disability or Retirement. The shares subject to the RSUs will be issued in a single lump sum upon termination of service. However, for termination of service distributions Employee may (but is not required to) instead elect annual installment distribution of the shares, as follows:
☐	Employee elects to receive the vested shares of Common Stock associated with the RSUs upon his or her termination of service in substantially equal annual installments as follows:
☐	annual installments (elect 2-15)

PLEASE NOTE: The above election to receive a distribution of shares in annual installments instead of a lump sum will only apply if the number of shares subject to each annual installment is at least 2,500 shares. If the number of shares to be distributed pursuant to any annual installment would be less than 2,500 shares, the shares subject to the RSUs will be issued in a single lump sum upon termination of service.

Completion Of This Section Is Optional
Deferral Alternative #2: (Specified Date(S) — Check boxes that apply)

☐	Employee elects to receive the vested shares of Common Stock associated with the RSUs on the following specified dates (must be year 2013 or later) for the following number of shares:

	A.	☐

			Number of shares	Month	Day	Year
	B.	☐

			Number of shares	Month	Day	Year
	C.	☐

			Number of shares	Month	Day	Year
	D.	☐

			Number of shares	Month	Day	Year
PLEASE NOTE: If Employee’s Retirement, Death, Disability, or Termination of Employment occurs before the elected specified date(s), the shares will not be issued to Employee on the specified date(s) elected above, but will instead be issued to Employee in accordance with Employee’s deferral election under Alternative #1 (Termination of Service). Employee may elect up to four separate specified dates, and may not elect that fewer than 5,000 shares be issued to Employee on any specified date.
II. Election Conditions
The following conditions apply to the foregoing deferral election:
1.	Employee may elect a Deferred Distribution Date that occurs after the date of vesting of the RSUs. The “Deferred Distribution Date” is the date as of which Employee will receive the shares of vested Common Stock associated with the RSUs that Employee elects to defer. Unless Employee timely elects otherwise on this Election Agreement, such shares will be issued to Employee on or about the date or dates upon which they vest as indicated in the RSU Agreement. Notwithstanding the foregoing, as described in paragraph 9 of the Appendix to the RSU Agreement, the distribution of such shares may be delayed if the Company determines that Employee’s sale of the shares on such date would violate the Company’s policy regarding insider trading of the Company’s stock, as determined by the Company in accordance with such policy.

2.	Employee may elect as the Deferred Distribution Date a termination of Employee’s service that qualifies as a “separation from service” for purposes of Section 409A of the Code.

3.	As an alternative to 2 above, Employee may elect up to four different specified dates as Deferred Distribution Dates. However, if prior to such Deferred Distribution Date, there is a termination of Employee’s service with the Company that is a “separation from service” for purposes of Section 409A of the Code, Employee will receive all shares of vested Common Stock associated with the RSUs in accordance with Employee’s election under Deferral Alternative #1, notwithstanding any deferral election Employee makes on this Election Agreement under Alternative #2 to receive shares on a specified date.

4.	If no Deferred Distribution Date is elected, then the issuance of vested Common Stock will occur upon or about the vesting date(s) as indicated in the RSU Agreement.

5.	Notwithstanding anything to the contrary set forth herein, if at the time the shares of Common Stock would otherwise be issued to Employee as a result of termination of service, Employee is subject to the distribution limitations contained in Section 409A of the Code applicable to “specified employees,” share issuances resulting from a termination of service shall not be made before the date which is six (6) months following the date of termination of Employee’s service, or, if earlier, the date of Employee’s death that occurs within such six (6) month period.

6.	Notwithstanding anything to the contrary that may be set forth in Section 4.6 of the Deferred Compensation Plan, and notwithstanding Employee’s deferral election pursuant to this Election Agreement, in the event that a successor corporation refuses to assume or substitute the RSUs in connection with a Change in Control (as defined in the 2003 Incentive Stock Plan), the shares subject to the RSUs shall instead be issued to Employee immediately prior to the Change in Control to the extent provided in paragraph 4 of the Appendix.
III. Acknowledgement
Employee further acknowledges and agrees as follows:
1.	In order for the foregoing deferral election to become effective, this Election Agreement must be submitted by Employee to Steve Zug on or before thirty (30) days following the Effective Date of the RSUs.

2.	The Company shall require that Employee make adequate provision for any federal, state, or local tax required by law to be withheld prior to the issuance of the shares of Common Stock.

3.	Employee’s rights and interests under this Election Agreement may not be assigned, pledged, or transferred.

4.	The Company reserves the right to terminate this Election Agreement at any time. In such case, any vested shares of Common Stock granted to Employee pursuant to the RSU Agreement may be issued to Employee immediately, to the extent permitted by Section 409A of the Code and the regulations and other guidance promulgated thereunder.

5.	The Company will establish a bookkeeping account to reflect the number of shares of Common Stock that Employee may acquire pursuant to the RSUs and the fair market value of such shares of Common Stock that are subject to this Election Agreement.

6.	This Election Agreement shall be construed and administered according to the internal laws of the State of California, without regard to its conflicts of laws principles.
IV. Authorization and Signature
By completing and executing this Election Agreement, Employee authorizes the Company to defer or not defer, as applicable, the issuance of the shares subject to the RSU award. Employee acknowledges that the Company has not made any representations concerning future performance of the Company’s Common Stock. Further, Employee has not relied upon advice from the Company in making Employee’s election. Additionally, Employee acknowledges that the terms of the Deferred Compensation Plan document, as reasonably interpreted by the Company, governs all aspects of this election. By executing this Election Agreement, the Employee hereby acknowledges his or her understanding of and agreement with all the terms and provisions set forth herein.

•
Signature of Employee	Date

Exhibit C
Beneficiary Designation
Personal Information

Last	First	Middle Initial	Social Security Number

I hereby designate the following Beneficiary(ies) to receive any benefit payable under the Plan by reason of my death, as provided in the Plan document.

Primary Beneficiary(ies)

Beneficiary		Percentage

Relationship to Participant		Social Security Number

Beneficiary		Percentage

Relationship to Participant		Social Security Number

Beneficiary		Percentage

Relationship to Participant		Social Security Number

Beneficiary		Percentage

Relationship to Participant		Social Security Number

Contingent Beneficiary(ies)

Beneficiary		Percentage

Relationship to Participant		Social Security Number

Beneficiary		Percentage

Relationship to Participant		Social Security Number

Please Sign Below
If no percentage is indicated, all beneficiaries will be deemed to have an equal interest in the benefits payable under the Plan.

•
Signature of Employee	Date